POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Oliver D. Curme, Richard D. Frisbie, Thomas J. Crotty, Christopher Hanson, Christopher C. Schiavo, Howard S. Rosenblum, and Kimberley J. Kaplan-Gross, and any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, until revoked in writing, to sign any and all instruments, certificates, and documents that may be necessary, desirable or appropriate to be executed in any and all capacities, including but not limited to his capacity as a general partner of Battery Partners III, L.P., in his capacity as a managing member of Battery Partners IV, LLC, or in his capacity as a managing member of Battery Partners V, LLC, Battery Convergence Partners, LLC, or Battery Partners VI, LLC, with respect to securities held by such signatory as a result of his relationship with any of the foregoing entities or with Battery Ventures III, L.P., Battery Ventures IV, L.P., Battery Ventures V, L.P., Battery Convergence Fund, L.P. or Battery Ventrues VI, L.P., pursuant to Section 13 or 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act or the By-laws of the National Association of Securities Dealers, Inc., granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has by singed as of the ___ day of June, 2003.


/s/ Richard D. Frisbie
Richard D. Frisbie

/s/ Howard Anderson
Howard Anderson

/s/ Oliver D. Curme
*consent given solely with respect to SEC Reporting /s/ OC
Oliver D. Curme

/s/ Thomas J. Crotty
Thomas J. Crotty

/s/ Kenneth P. Lawler
Kenneth P. Lawler

/s/ Todd A. Dagres
Todd A. Dagres

/s/ Morgan M. Jones
Morgan M. Jones

/s/ Ravi Mohan
Ravi Mohan

/s/ Mark H. Sherman
Mark H. Sherman

/s/ Scott R. Tobin
Scott R. Tobin

/s/ R. David Tabors
R. David Tabors